Exhibit 99.1

INVESTOR RELATIONS:
John Merriwether, 866-248-3872
InvestorRelations@amctheatres.com

MEDIA CONTACTS:
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC ENTERTAINMENT INC. ANNOUNCES

SENIOR SUBORDINATED NOTES OFFERING

Leawood, Kansas (June 2, 2015) — AMC Entertainment Inc. (“AMC” or the “Company”) announced today that it is proposing to issue $600.0 million aggregate principal amount of senior subordinated notes due 2025 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from this private offering to pay the consideration for the tender offer to purchase all of the Company’s outstanding $600.0 million aggregate principal amount of 9.75% Senior Subordinated Notes due 2020 (the “2020 Notes”) previously announced by the Company on May 26, 2015 (the “Tender Offer”), plus any accrued and unpaid interest and related transaction fees and expenses. As of 05:00 p.m. New York City time, on June 1, 2015, holders of approximately 96.9% of the Company’s outstanding 2020 Notes validly tendered and did not validly withdraw their 2020 Notes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About AMC Entertainment Inc.

AMC is the guest experience leader with 347 locations and 4,972 screens located primarily in the United States. AMC has propelled innovation in the theatrical exhibition industry and continues today by delivering more comfort and convenience, enhanced food & beverage, greater engagement and loyalty, premium sight & sound, and targeted programming. AMC operates the most productive theatres in the country’s top markets, including No. 1 market share in the top three markets (NY, LA and Chicago). www.amctheatres.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe,” “continue,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased supply, quality and performance of, and delays in our access to, motion pictures; risks relating to our significant indebtedness; our ability to utilize net operating loss carry forwards to reduce future tax liability; increased competition in the geographic areas in which we operate and from alternative film delivery methods and other forms of entertainment; continued effectiveness of our strategic initiatives; the impact of shorter theatrical exclusive release windows; the impact of governmental regulation, including anti-trust review of our acquisition opportunities and investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; unexpected delays and costs related to our optimization of our theatre circuit; and failures, unavailability or security breaches of our information systems.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of these risks and uncertainties, see the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 12, 2015, and our other public filings. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by applicable law.